EXHIBIT 21

                              LIST OF SUBSIDIARIES
                                       OF
                          HEALTH RISK MANAGEMENT, INC.

Health Resource Management Ltd., an Alberta corporation

HRM Claim Management, Inc., a Minnesota corporation

Institute for Healthcare Quality, Inc., a Minnesota corporation

Health Benefit Reinsurance, Inc., a Michigan corporation

Pennsylvania HRM, Inc., a Pennsylvania corporation

HRM Health Plans (PA), Inc., a Pennsylvania corporation
       Pennsylvania HealthMATE, Inc., a Pennsylvania corporation